AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amended and Restated Investors’ Rights Agreement (this “Agreement”) is made and entered into as of April 17, 2009 (the “Effective Date”), by and among Energy and Power Solutions, Inc., a California corporation (the “Company”), and the parties listed on Exhibit A attached hereto (the “Investors”).

WHEREAS, on November 30, 2007, certain of the Investors purchased from the Company shares of its Series A Preferred Stock (“Series A Stock”) on the terms and conditions set forth in that certain Series A Preferred Stock Purchase Agreement among the Company and certain Investors (the “Series A Purchase Agreement”).  Such Investors are referred to as “Prior Investors.”

WHEREAS, concurrently herewith, the Prior Investors and new Investors are purchasing from the Company shares of its Series B Preferred Stock (“Series B Stock,” and collectively with the Series A Stock, the “Purchased Shares”) on the terms and conditions set forth in that certain Series B Preferred Stock Purchase Agreement, dated of even date herewith, among the Company and the Investors (the “Series B Purchase Agreement,” and collectively with the Series A Purchase Agreement, the “Purchase Agreements”); and

WHEREAS, the Purchase Agreements provide that the Investors shall be granted certain information and registration rights and rights of first refusal, all as more fully set forth herein.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants made herein, the parties hereto agree as follows:

1.           INFORMATION RIGHTS.

1.1           Financial Information.  The Company shall deliver to each Investor (or transferee of an Investor) that continues to hold, together with any of its affiliates, at least twenty percent (20%) of the Purchased Shares issued to such Investor under the Series B Purchase Agreement (such an Investor, a “Major Investor”):

(a)           Annual Reports.  As soon as practicable and in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, a consolidated income statement for such fiscal year, a consolidated balance sheet and statement of stockholders’ equity as of the end of such fiscal year, and a statement of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with U.S. generally accepted accounting principles and practices (“GAAP”) and audited and certified by independent certified public accountants approved by the Board of Directors of the Company (the “Board”).

(b)           Quarterly Reports.  Commencing with the fiscal quarter beginning April 1, 2009, as soon as practicable, and in any case within sixty (60) days after the end of each of the first three quarters of each fiscal year, an unaudited consolidated income statement for such quarter, and an unaudited statement of cash flows for such quarter and an unaudited consolidated balance sheet as of the end of such quarter, all certified by the Company’s Chief Financial Officer (or if there is no such officer, the senior employee responsible for the financial statements of the Company) prepared in accordance with GAAP (with the exception that no notes need be attached to such statements and period-end audit adjustments may not have been made) and setting forth in each case in comparative form the figures from the previous fiscal quarter and from the Annual Budget (as defined below).

(c)           Monthly Reports.  As soon as practicable, and in any case within forty-five (45) days after the end of each month, an unaudited consolidated income statement and an unaudited statement of cash flows for such month, and an unaudited consolidated balance sheet for and as of the end of such month, together with a comparison to the Company’s Operating Plan and Budget figures for such periods, all certified by the Company’s Chief Financial Officer (or if there is no such officer, the senior employee responsible for the financial statements of the Company) prepared in accordance with GAAP (with the exception that no notes need be attached to such statements and period-end audit adjustments may not have been made).

(d)           Annual Budget.  Within thirty (30) days prior to or after the beginning of each fiscal year of the Company, a detailed annual operating plan and budget for the next fiscal year approved by the Board  (the “Annual Budget”).  The Company shall also furnish to such Major Investor, within a reasonable time of its preparation, any material amendment to the Annual Budget.

1.2           Confidentiality.  Each Major Investor agrees to hold all information received pursuant to this Agreement in confidence, and not to use or disclose any of such information to any third person, except to the extent such information may be made publicly available by the Company; provided, however, that notwithstanding the foregoing, (a) Major Investors may include summary financial information concerning the Company and general statements concerning the nature and progress of the Company’s business in their reports to their limited partners and (b) such other information to the extent required by law, so long as the Major Investor uses commercially reasonable efforts to obtain confidential treatment of such disclosed information and gives the Company written notice of such request or requirement as promptly as practicable so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with this Section 1.2.

1.3           Inspection Rights.  The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Investor.

1.4           Termination of Certain Rights.  The Company’s obligations under Sections 1.1 and 1.3 above will terminate upon the closing of a Qualified IPO (as such term is defined in the Company’s Amended and Restated Articles of Incorporation).

1.5           Rule 144A Information.  The Company agrees to provide each Investor, upon request, with such written information as may be required in order to permit such Investor to resell any shares of the Company’s stock pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

2.           REGISTRATION RIGHTS.

2.1           Definitions.  For purposes of this Section 2:

(a)           Business Day.  The term “business day” means any day other than a Saturday, Sunday or any other day on which commercial banks in the State of California are authorized or required by law to remain closed.

(b)           Registration.  The terms “register,” “registration” and “registered” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

(c)           Registrable Securities.  The term “Registrable Securities” means:

(1)           all the shares of Common Stock of the Company issued or issuable upon the conversion of any shares of Purchased Shares issued under the Purchase Agreements (the “Conversion Shares”) that are now owned or may hereafter be acquired by any Investor or any Investor’s permitted successors and assigns; and

(2)           any shares of Common Stock of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clause (1) of this subsection (c); excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement or any Registrable Securities with respect to which, pursuant to Section 2.11 hereof, the holders are no longer entitled to registration rights pursuant to Sections 2.2, 2.3 or 2.4 hereof.

(d)           Registrable Securities Then Outstanding.  The number of shares of “Registrable Securities then outstanding” shall mean the number of shares of Common Stock which are Registrable Securities that are then (1) issued and outstanding or (2) issuable pursuant to the exercise or conversion of then outstanding and then exercisable and qualifying options, warrants or convertible securities.

(e)           Holder.  The term “Holder” means any person owning of record Registrable Securities or any assignee of record of such Registrable Securities to whom rights set forth herein have been duly assigned in accordance with this Agreement; provided, however, that for purposes of this Agreement, a record holder of shares of Purchased Shares convertible into such Registrable Securities shall be deemed to be the Holder of such Registrable Securities; and provided, further, that the Company shall in no event be obligated to register shares of Purchased Shares, and that Holders of Registrable Securities will not be required to convert their shares of Purchased Shares into Common Stock in order to exercise the registration rights granted hereunder, until immediately before the closing of the offering to which the registration relates.

(f)           Form S-3.  The term “Form S-3” means such form under the Securities Act as is in effect on the Effective Date or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(g)           SEC.  The term “SEC” or “Commission” means the U.S. Securities and Exchange Commission.

2.2           Demand Registration.

(a)           Request by Holders.  If the Company shall receive at any time after the earlier of five (5) years from the Effective Date or six (6) months after the effective date of the Qualified IPO, a written request from the Holders of at least a majority of the Registrable Securities then outstanding (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 2.2, then the Company shall, within twenty (20) days after the receipt of such written request (except if Section 2.2(e)(2) is applicable), give written notice of such request (the “Request Notice”) to all Holders, and use its reasonable best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities which Holders request to be registered and included in such registration by written notice given by such Holders to the Company within fifteen (15) days after receipt of the Request Notice, subject only to the limitations of this Section 2.

(b)           Underwriting.  If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the Request Notice.  In such event, the right of any Holder to include his, her or its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement as reasonably agreed upon between the Company and the managing underwriter or underwriters selected for such underwriting by the Company and approved by the Initiating Holders (such approval not to be unreasonably withheld).  Notwithstanding any other provision of this Section 2.2, if the underwriter(s) advise(s) the Company that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that, in the case of an underwritten offering requested by Initiating Holders, the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company and any non-Initiating Holders are first entirely excluded from the underwriting and registration.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.  If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.2, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion, in the manner set forth above.  For any Holder that is a partnership, corporation or limited liability company, the partners, retired partners, members, retired members and shareholders of such Holder, or the estates and family members of any such partners, retired partners, members, retired members and shareholders and any trusts for the benefit of any of the foregoing persons shall be deemed to be collectively a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder” as defined in this sentence.

(c)           Maximum Number of Demand Registrations.  The Company is obligated to effect only two (2) such registrations pursuant to this Section 2.2.

(d)           Deferral.  Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holders a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company (the “Board”), it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

(e)           Restrictions.  The Company shall not be obligated to effect any registrations:

(1)           During the one hundred eighty (180) day period commencing upon the closing of the Qualified IPO; or

(2)           During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of a registration under the Securities Act for the purposes of an initial public offering of securities of the Company;  provided, however, that in order to rely on this Section 2.2(e)(2), (i) the Company must have delivered notice to the Initiating Holders, within twenty (20) days after the receipt of their written request for a demand registration pursuant to Section 2.2(a), of its intent to file a registration statement for an initial public offering of securities of the Company within sixty (60) days; (ii) the Company shall be actively employing in good faith all reasonable efforts to cause such registration statement to become effective, and (iii) in the case of a public offering other than a Qualified IPO, the Initiating Holders shall be permitted to register such shares as requested to be registered pursuant to Section 2.2 hereof subject to reduction by the underwriter only to the extent provided in Section 2.3(b).

(f)           Expenses.  All expenses incurred in connection with a registration pursuant to this Section 2.2, including without limitation all registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders (but excluding underwriters’ or brokers’ discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities) shall be borne by the Company.  Each Holder participating in a registration pursuant to this Section 2.2 shall bear such Holder’s proportionate share (based on the number of shares sold by such Holder over the total number of shares included in such registration at the time it is declared effective) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering.  Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree to forfeit their right to one (1) demand registration pursuant to this Section 2.2 (in which case such right shall be forfeited by all Holders of Registrable Securities); provided, however, that the Company must consent to such forfeiture, and provided, further, however, that, if at the time of such withdrawal, the Holders have learned of a Material Adverse Effect (as defined in the Series B Purchase Agreement) not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such Material Adverse Effect, then the Holders shall not be required to pay any of such expenses and shall retain their demand registration rights pursuant to this Section 2.2.

2.3           Piggyback Registrations.

(a)           At any time prior to the termination of this Agreement, the Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2.2 or 2.4 of this Agreement or to any employee benefit plan or a corporate reorganization or other transaction covered by Rule 145 promulgated under the Securities Act, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder.  Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within fifteen (15) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement.  If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein; provided, however, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2.3 without obligation to the Holders.

(b)           Underwriting.  If a registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities.  In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement as reasonably agreed upon between the Company and the managing underwriter or underwriter(s) selected for such underwriting.  Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company and the Holders requesting inclusion of their Registrable Securities in such registration statement on a pari passu basis, with the shares to be allocated to such Holders on a pro rata basis based on the total number of Registrable Securities held by each such Holder, and second, to any stockholder of the Company (other than a Holder) on a pro rata basis.  Notwithstanding the foregoing, however, the right of the underwriters to exclude shares from the registration and underwriting as described above shall be restricted so that the number of Registrable Securities held by Holders included in any such registration is not reduced in the aggregate below thirty percent (30%) of the shares included in the registration, except for a registration relating to the Company’s initial public offering, from which all Registrable Securities may be excluded.  The number of Registrable Securities held by Initiating Holders that may be sold in a registration pursuant to Section 2.2 above shall be governed by Section 2.2(b) and not this Section 2.3.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice, given in accordance with Section 5.1 hereof, to the Company and the underwriter, delivered at least twenty (20) days prior to the effective date of the registration statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.  For any Holder that is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder” as defined in this sentence.

(c)           Expenses.  All expenses incurred in connection with a registration pursuant to this Section 2.3, including without limitation all registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders (but excluding underwriters’ discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities) shall be borne by the Company.  Each Holder participating in a registration pursuant to this Section 2.3 shall bear such Holder’s proportionate share (based on the number of shares sold by such Holder over the total number of shares included in such registration at the time it goes effective) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering.

2.4           Form S-3 Registration.  At any time prior to the termination of this Agreement, in case the Company shall receive from any Holder or Holders of Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will do the following:

(a)           Notice.  Within twenty (20) days after receipt of such notice, give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities.

(b)           Registration.  As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(1)           if Form S-3 is not available for such offering; or

(2)           if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement no more than once during any twelve (12) month period for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4.

(c)           Expenses.  Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered pursuant to this Section 2.4 as soon as practicable after receipt of the request or requests of the Holders for such registration.  The Company shall pay all expenses incurred in connection with each registration requested pursuant to this Section 2.4, (excluding underwriters’ or brokers’ discounts and selling commissions and stock transfer taxes applicable to the sale of Registrable Securities), including without limitation all filing, registration and qualification, printers’ and accounting fees and the reasonable fees and disbursements of one (1) counsel for the selling Holder or Holders and counsel for the Company.  Each Holder participating in a registration pursuant to this Section 2.4 shall bear such Holder’s proportionate share (based on the number of shares sold by such Holder over the total number of shares included in such registration at the time it goes effective) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering.

(d)           Not Demand Registration.  Form S-3 registrations shall not be deemed to be demand registrations as described in Section 2.2 above.

(e)           Underwriting.  If any Form S-3 registration under this Section 2.4 is for an underwritten offering, then the provisions of Section 2.2(b) shall apply.

2.5           Obligations of the Company.  Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

(a)           Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred eighty (180) days or until the Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs.

(b)           Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement and, in connection with any registration on Form S-3 pursuant to Section 2.4 above, use commercially reasonable efforts to timely file all reports required under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) in order to maintain the right to continue to use such Form and to maintain such registration in effect.

(c)           Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)           Register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders (and maintain such registrations and qualifications effective for the applicable period of time set forth in Section 2.5(a) above, and to do any and all other acts and things reasonably necessary or advisable to enable such Holders to consummate the disposition in such jurisdictions of such shares), provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)           In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.

(f)           Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.  The Company will use commercially reasonable efforts to amend or supplement such prospectus in order to cause such prospectus to not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)           Use commercially reasonable efforts to cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed (or, if not then listed, on such exchange(s) as requested by a majority of the participating Holders or, in the case of registrations pursuant to Section 2.2 above, the Initiating Holders and subject to the approval of the Company and the managing underwriters, if any).

(h)           Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i)           Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective:  (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (2) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

(j)           Otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy in all respects the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder.

(k)           In the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company shall use its commercially reasonable efforts promptly to obtain the withdrawal of such order.

2.6           Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

2.7           Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8           Indemnification.  In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a)           By the Company.  To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors, legal counsel and accountants of such Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, the “Violations” and, individually, a “Violation”):

(1)           any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, any free-writing prospectus as defined in Rule 405 promulgated under the Securities Act or any amendments or supplements thereto; or

(2)           the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(3)           any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement.

The Company will reimburse each such Holder, partner, officer or director, legal counsel, accountant, underwriter or controlling person for any legal or other expenses reasonably incurred by them, within three months after a request for reimbursement has been received by the Company, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this subsection 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, legal counsel, accountant, underwriter or controlling person of such Holder.

(b)           By Selling Holders.  To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, legal counsel and accountants, and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, accountant, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder under an instrument duly executed by such Holder or such Holder’s representative and stated to be furnished expressly for use in connection with such registration.  Each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, legal counsel, accountant, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action within three months after a request for reimbursement has been received by the indemnifying Holder, provided, however, that the indemnity agreement contained in this subsection 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, nor will the Holder be liable to the extent that any such loss, claim, damage, liability or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Holder by the Company; and provided further, that the total amounts payable in indemnity by a Holder under this Section 2.8(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

(c)           Notice.  Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section >2.8, deliver to the indemnifying party a written notice of the commencement thereof.  The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.  No Indemnifying Party, in the defense of any such claim or litigation, shall except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  Each Indemnified Party shall furnish such information regarding itself or the claim in question as the Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d)           Contribution.  If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by such indemnified party with respect to such loss, liability, claim, damage or expense in the proportion that is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  In any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e)           Conflict with Underwriting Agreement.  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement will control.

(f)           Survival.  The obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

2.9           “Market Stand-Off” Agreement.  Each Holder hereby agrees that, upon the prior written request of the Company or the managing underwriter, it will not during the period commencing on the date of the final prospectus relating to the Company’s initial public offering and ending on the date specified by the Company and the managing underwriter (such period (the “Lockup Period”) not to exceed one hundred eighty (l80) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing provisions of this Section 2.9 shall apply only to the Company’s initial public offering of equity securities, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement and shall only be applicable to Holders if all officers, directors and greater than one percent (1%) stockholders of the Company enter into similar agreements.  In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of stock of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.  The Company shall use commercially reasonable efforts to obtain the consent of the underwriter(s) to decrease the Lock-Up Period by providing for periodic releases of portions of the securities restricted pursuant to this Section 2.9 and to have the Lock-Up Period terminate if the trading price of the Common Stock after the effective date of the initial public offering exceeds a certain threshold for a certain time period.  Any discretionary waiver, release or termination of the restrictions of any or all such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

2.10           Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its reasonable best efforts to:

(a)           Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)           File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)           So long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), a copy of the most recent annual or quarterly report of the Company not readily available via the Commission’s EDGAR system, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the Exchange Act).

2.11           Termination of the Company’s Obligations.  This agreement and all obligations pursuant to Sections 2.2 through 2.4 shall terminate upon the earliest to occur of the date (a) that is seven (7) years after the closing date of the Company’s Qualified IPO; (b) on which any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 2.2, 2.3 or 2.4 may be sold by the Holders without registration and without regard to any volume limitation under Rule 144 under the Securities Act or any other rule of similar effect, or (c) by which all of the Registrable Securities have been sold pursuant to a registration statement.

2.12           Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 2.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his, her or its securities will not reduce the amount of the Registrable Securities of the Holders which is included, or (b) to make a demand registration.

3.           RIGHT OF FIRST REFUSAL.

3.1           General.  Each Major Investor (as defined in Section 1.1) and any party to whom such Major Investor’s rights under this Section 3 have been duly assigned in accordance with Section 4.1(b) (each such Major Investor or assignee being hereinafter referred to as a “Rights Holder”) has the right of first refusal to purchase up to such Rights Holder’s Pro Rata Share (as defined below), of all (or any part) of any “New Securities” (as defined in Section 3.2) that the Company may from time to time issue after the date of this Agreement, provided, however, that if such Rights Holder cannot demonstrate to the Company’s reasonable satisfaction that such Rights Holder is at the time of the proposed issuance of such New Securities an “accredited investor” as such term is defined in Regulation D under the Securities Act, as then in effect, then such Rights Holder shall be permitted to purchase such New Securities only if such Rights Holder agrees to reimburse the Company for any costs it may incur (including attorneys’ fees) for the preparation by the Company of the disclosure information necessary, in the Company's opinion, to satisfy any requirements of federal and state securities laws applicable to the transaction arising solely from the status of the Rights Holder as a prospective purchaser.  Each Rights Holder shall be entitled to assign or apportion the right of first offer hereby granted it among itself and its Affiliates (as defined in Section 5.6 below) in such proportions as it deems appropriate.  A Rights Holder’s “Pro Rata Share” for purposes of this right of first refusal is the ratio of (a) the number of Registrable Securities as to which such Rights Holder is the Holder (and/or is deemed to be the Holder under Section 2.1(e)), to (b) a number of shares of Common Stock of the Company equal to the sum of (1) the total number of shares of Common Stock of the Company then outstanding plus, including all outstanding options, warrants and other securities exercisable for or convertible into Common Stock and (2) the total number of shares of Common Stock of the Company into which all then outstanding shares of Preferred Stock of the Company are then convertible, including all outstanding options, warrants and other securities exercisable for or convertible into Preferred Stock.

3.2           New Securities.  “New Securities” shall mean any Common Stock or Preferred Stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Common Stock or Preferred Stock; provided, however, that the term “New Securities” does not include:

(a)           shares of Company’s Common Stock (or options or rights therefor) granted or issued hereafter to employees, officers, directors or other persons performing services for the Company, directly or pursuant to stock purchase or stock option plans or agreements or other incentive stock arrangements that are approved by the Board;

(b)           shares of the Company’s Common Stock or Preferred Stock (and/or warrants or options therefor), issued for consideration other than cash pursuant to a bona fide merger, consolidation, acquisition or similar business combination, the terms of which have been approved by the Board;

(c)           shares of Common Stock issued or issuable upon conversion of then outstanding shares of Preferred Stock;

(d)            shares of Common Stock or Preferred Stock issuable upon exercise of any warrants, notes or other rights to purchase any securities of the Company outstanding as of the date hereof and any securities issuable upon the conversion thereof;

(e)           shares of the Company’s Common Stock or Preferred Stock issued in connection with any stock split or stock dividend or recapitalization; and

(f)           shares of the Company’s Common Stock issued or issuable by the Company to the public pursuant to a registration statement filed under the Securities Act which is a Qualified IPO; and

(g)           shares of the Company’s Common Stock or Preferred Stock which, with the unanimous approval of the Board, are not offered to any existing stockholders of the Company.

3.3           Procedures.  In the event that the Company proposes to undertake an issuance of New Securities, the Company shall first offer such New Securities to each Rights Holder and the Founders (as defined in the Series B Purchase Agreement) in accordance with the following provisions:

(a)           The Company shall give to each Rights Holder and Founder a written notice of its intention to issue New Securities (the “Notice”), describing the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities given in accordance with Section 5.1 hereof.

(b)           Each Rights Holder shall have twenty (20) days from delivery of such Notice to agree in writing to purchase such Rights Holder’s Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder’s Pro Rata Share).  If any Rights Holder fails to so agree in writing within such twenty (20) day period to purchase such Rights Holder’s full Pro Rata Share of an offering of New Securities (a “Nonpurchasing Holder”), then such Nonpurchasing Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that he, she or it did not so agree to purchase.

(c)           The Company shall promptly, in writing, inform each Rights Holder that elects to purchase all the New Securities available to it (a “Fully-Exercising Holder”) of any other Rights Holder’s failure to do likewise.  During the ten (10) day period commencing after such information is given, each Fully-Exercising Holder may elect to purchase that portion of the New Securities which Nonpurchasing Holders were entitled to subscribe but that were not subscribed for by the Nonpurchasing Holders that is equal to the proportion that such Fully-Exercising Holder’s Pro Rata Share bears to the aggregate Pro Rata Shares of all Fully-Exercising Holders.

3.4           Failure to Exercise.  The Company shall promptly, in writing, inform each Founder of failure of the Rights Holders to exercise in full the right of first refusal within the periods provided in Section 3.3.  During the ten (10) day period commencing after such notice is given, the Founders  shall have the right to purchase, on a pro rata basis, that portion of the New Securities that were not subscribed for by the Rights Holders as provided in Section 3.3.  In the event that the Founders fail to exercise in full the right of first refusal provided in this Section 3.4 within ten (10) days, then the Company shall have one hundred twenty (120) days thereafter to sell the New Securities with respect to which neither the Rights Holders’ nor the Founders’ rights of first refusal hereunder were exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Notice.  In the event that the Company has not issued and sold the New Securities within such one hundred twenty (120) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this Section 3.

3.5           Termination.  This right of first refusal shall terminate at the earliest to occur of (a) the closing of a Qualified IPO, (b) the date when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act, or (c) the consummation of (1) the acquisition of all or substantially all the assets of the Company or (2) a reorganization, consolidation or merger (or similar transaction or series of transactions) of the Company with or into any other corporation or corporations in which the holders of the Company’s outstanding shares immediately before such transaction or series of related transactions do not, immediately after such transaction or series of related transactions, retain stock representing a majority of the voting power of the surviving corporation (or its parent corporation if the surviving corporation is wholly owned by the parent corporation).

4.           ASSIGNMENT AND AMENDMENT.

4.1           Assignment.  Notwithstanding anything herein to the contrary:

(a)           Information Rights.  The rights of an Investor under Section 1 hereof may be assigned to Affiliates (as defined in Section 5.6 below) of such Investor and/or to a person who acquires from an Investor (or an Investor’s permitted assigns) at least that minimum number of shares of Purchased Shares and/or an equivalent number (on an as-converted basis) of Conversion Shares described in Section 1.1 hereof.

(b)           Registration Rights; Refusal Rights.  The registration rights of a Holder under Section 2 hereof and the rights of first refusal of a Rights Holder under Section 3 may be assigned only to a person who after such assignment holds at least ten percent (10%) of the Registrable Securities and/or an equivalent number (on an as-converted basis) of Registrable Securities issued upon conversion thereof; provided, however, that no person may be assigned any of the foregoing rights unless (i) the Company is given written notice by the assigning person at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned, and (ii) such transferee is determined by the Board to not be a competitor of the Company; provided further that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 4, and shall agree in writing, in a form acceptable to the Company, to be bound by such Agreement.  Notwithstanding the foregoing, assignment of the rights in Sections 2 and 3 hereof may be made without the Company’s consent or obtaining the minimum number of shares of Registrable Securities noted above if the assignment is to an Affiliate of the Holder or the Rights Holder.

4.2           Amendment and Waiver of Rights.  This Agreement may be amended only by a written agreement executed by (i) the Company and (ii) the holders of at least sixty-six and two thirds percent (66 2/3%) of the Preferred Stock (voting together as a single class on an as-converted basis); provided, however, that no amendment or waiver shall be made that treats one Investor in a materially adverse manner that is different from any other Investor without the written consent of such adversely affected Investor.  Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns.  No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.  No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

5.           GENERAL PROVISIONS.

5.1           Notices.  Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following:  (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iv) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.  All notices for delivery outside the United States will be sent by facsimile or by express courier.  Notices by facsimile shall be machine verified as received.  All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number as follows, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows:

(a)           if to an Investor, at such Investor’s address or facsimile number as set forth on Exhibit A hereto, or as shown in the Company’s records, as such records may be updated in accordance with the provisions hereof, with a copy to John A. Eckstein, Esq., Fairfield and Woods P.C., 1700 Lincoln Street, Suite 2400, Denver, Colorado, 80203-4524, Facsimile 303-830-1033.

(b)           if to the Company, marked “Attention:  Jay Zoellner, Chief Executive Officer” and should be delivered to 150 Paularino Avenue A120, Costa Mesa CA 92626, Facsimile: 714-957-1093, with a copy to Stephanie Brecher, Esq., Sheppard Mullin Richter & Hampton LLP, 650 Town Center Drive, 4th Floor, Costa Mesa, CA 92626; Facsimile: 714-428-5992.

5.2           Entire Agreement.  This Agreement and the documents referred to herein, together with all the Exhibits hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

5.3           Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.

5.4           Severability.  If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision shall be enforced to the maximum extent possible given the intent of the parties hereto.  If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.  Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then all parties agree to substitute such provision(s) through good faith negotiations.

5.5           Third Persons.  Except as provided in Section 2.9, nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

5.6           Successors And Assigns.  Subject to the provisions of Section 4.1, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.  Notwithstanding anything herein to the contrary, any Investor may assign its rights and obligations hereunder to any Affiliate of such Investor. For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity shall be deemed an “Affiliate” of an Investor who, directly or indirectly, controls, is controlled by or is under common control with such Investor, including, without limitation, any partner, officer, director, member, manager or employee of such Investor and any venture capital fund now or hereafter existing that is controlled by or under common control with one or more managers or general partners of or shares the same management company with such Investor.

5.7           Titles and Headings.  The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement.  Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.

5.8           Counterparts.  This Agreement may be executed in any number of counterparts (including by facsimile or email with scanned attachment), each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

5.9           Arbitration.  Any dispute, claim, question, or disagreement involving the interpretation or enforcement of any provision of this Agreement or breach hereof or otherwise arising under or in connection with this Agreement shall be submitted to binding arbitration in Orange County, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (expedited procedures) then in effect.  There shall be three (3) arbitrators, all of whom shall be neutral, and at least one (1) of whom shall be an attorney licensed to practice law in the State of California for at lease ten (10) years.  The arbitrators shall have the authority to exclude evidence found to be irrelevant, redundant, or prejudicial beyond its probative value, and are instructed to exercise that authority consistently with reasonably expediting the proceeding.  The arbitrators may order specific performance, preliminary and final injunctive relief, and other equitable relief.  The arbitrators may make awards to the substantially prevailing party in their discretion and all fees, costs, and expenses of enforcing any right of such substantially prevailing party under or with respect to this Agreement, including, without limitation, the reasonable fees and expenses of attorneys and accountants.  The award or order of the arbitrators may be entered and enforced in any court of competent jurisdiction.  The arbitration hearing shall begin no more than 90 days after the arbitrators are selected and shall be closed no more than 60 days thereafter, unless such time periods are extended or waived by the parties.  The arbitrators’ award shall be issued within 30 days after the hearing is closed.

5.10           Injunctive Relief.  The Parties agree that damages cannot reasonably compensate the Parties in the event of a violation of the covenants and restrictions in this Agreement and that it may be difficult to ascertain the damages which would be suffered by the Parties in such cases.  Accordingly, the Parties hereby agree and consent that, in the event of any such actual or threatened breach or violation, notwithstanding Section 5.9, any party may obtain injunctive relief in order to prevent the potential or continuing violation of the terms of this Agreement from any court of competent jurisdiction located in Orange County, California; provided, however, that any determination of the fair market value of securities shall be made by binding arbitration in accordance with the provisions of Section 5.9 above, and such arbitration may proceed concurrently with any action for injunctive relief.  The award of permanent or temporary injunctive relief shall in no way limit any other remedies to which a party may be entitled as a result of any such breach.

5.11           Adjustments for Stock Splits, Etc.  Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series, then, upon the occurrence of any subdivision or combination of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision or combination.

5.12           Aggregation of Stock.  All shares held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.13           Further Assurances.  The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMPANY:

ENERGY AND POWER SOLUTIONS, INC.

By:       /s/ Jay Zoellner
             Name: Jay Zoellner
             Title: President and CEO

[Signature Page to Amended and Restated Investors' Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

ALTIRA TECHNOLOGY FUND V L.P.

By:	Altira Management V LLC
Its General Partner

By:	Altira Group V LLC
Its Sole Managing Member

By:	/s/ James R. Newell
Jim Newell Managing Member

[Signature Page to Amended and Restated Investors' Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

NGEN II, L.P.

By:         NGEN Partners II, LLC,
Its General Partner

By: /s/ Steven Parry
Steven Parry
Managing Member

[Signature Page to Amended and Restated Investors' Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

THE ENVIRONMENT AGENCY ACTIVEPENSION FUND

By: The Environment Agency,
its Administrative Authority

By: Robeco Institutional Asset Management B.V.,
its Authorized Agent

By: /s/ J. G. van der Boon
Name: J. G. van der Boon
Title:

By: /s/ A. J. C. van den Ouweland
Name: A. J. C. van den Ouweland
Title:

STICHTING CUSTODY MASTERCLEAN TECH II (EUR)

By: /s/ J. G. van der Boon
Name: J. G. van der Boon
Title:

By: /s/ A. J. C. van den Ouweland
Name: A. J. C. van den Ouweland
Title:

STICHTING CUSTODY MASTERCLEAN TECH II (USD)

By: /s/ J. G. van der Boon
Name: J. G. van der Boon
Title:

By: /s/ A. J. C. van den Ouweland
Name: A. J. C. van den Ouweland
Title:

[Signature Page to Amended and Restated Investors' Rights Agreement]